SECURITIES AND EXCHANGE COMMISSION

   Washington, D.C. 20549


   FORM 8-K/A

   CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): August 28, 1998
	     		 			    (June 15, 1998)


	              WOODWARD GOVERNOR COMPANY
	(Exact name of registrant as specified in its charter)


Commission File #0-8408


            Delaware                             36-1984010

(State or other jurisdiction of       (IRS Employer Identification No.)
incorporation or organization)


5001 North Second Street, Rockford, Illinois 61125-7001
	(Address of principal executive offices)


Registrant's telephone number - (815) 877-7441

Item 7.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired:

FUEL SYSTEMS TEXTRON INC.

1. Report of Independent Accountants
2. Statements of Income and Changes in Parent Company's Investment for the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995.
3. Balance Sheets as of January 3, 1998 and December 28, 1996 .
4. Statements of Cash Flows for the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995.
5. Notes to Financial Statements.
6. Unaudited Balance Sheet as of April 4, 1998 and Statement of Income and Changes in Parent Company's Investment and Statement of Cash Flows for the interim three month periods ended April 4, 1998 and March 29, 1997

(b)	Pro Forma Financial Information:

WOODWARD GOVERNOR COMPANY AND FUEL SYSTEMS TEXTRON INC. COMBINED

1. Pro Forma Financial Information -- Introduction
2. Unaudited Pro Forma Condensed Balance Sheet as of March 31, 1998
3. Unaudited Pro Forma Condensed Statements of Earnings for the fiscal year ended September 30, 1997 and the six month period ended March 31, 1998
4. Notes to Pro Forma Financial Information

(c)	Exhibits

1. Consent letter from PricewaterhouseCoopers LLP

SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODWARD GOVERNOR COMPANY

By: /s/ Stephen P. Carter


------------------------------
Stephen P. Carter
VICE PRESIDENT, CHIEF FINANCIAL
OFFICER AND TREASURER

Date:  August 28, 1998

Item 7(a)	Financial Statements of Business Acquired:


1.  Report of Independent Accountants


To the Board of Directors and Shareholders
Textron Inc.

In our opinion, the accompanying balance sheets and the related statements of income and changes in parent company's investment and of cash flows present fairly, in all material respects, the financial position of Fuel Systems Textron Inc. (Fuel Systems) at January 3, 1998 and December 28, 1996, and the results of its operations and its cash flows for each of the three years in the period ended January 3, 1998, in conformity with generally accepted accounting principles. These financial statements reflect the determinations described in Note 1 and are the responsibility of the Fuel System's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP

Chicago, Illinois
August 14, 1998

2. Statements of Income and Changes in Parent Company's Investment for the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995


FUEL SYSTEMS TEXTRON INC.
Statement of Income
and Changes in Parent Company's Investment
(Dollars in millions)

For each of the three years in the
period ended January 3, 1998               1997     1996     1995
Total revenues			          $ 82.1   $ 61.3   $ 51.4
Costs and expenses
Cost of sales			            61.4     46.1     39.8
Selling and administrative		     4.1      3.6      3.0
Goodwill amortization		              .9       .9       .9
    Total costs and expenses		    66.4     50.6     43.7
Income before income taxes		    15.7     10.7      7.7
Income taxes		                     6.3      4.5      3.4
Net income		                     9.4      6.2      4.3
Parent Company's investment, beginning
   of year		                    39.2     43.1     46.9
Advances, withdrawals and dividends, net    (9.6)   (10.1)    (8.1)
Parent Company's investment, end of year   $39.0    $39.2    $43.1

See notes to financial statements.

3.  Balance Sheets as of January 3, 1998 and December 28, 1996 .


FUEL SYSTEMS TEXTRON INC.
Balance Sheet
(Dollars in millions)
As of January 3,1998 and December 28, 1996        1997     1996
Assets
Cash						  $  -	   $  -
Receivables - net 				    6.0	     4.6
Inventories					   12.6     11.9
Other current assets				     .2       .2
    Current assets				   18.8     16.7
Property, plant, and equipment - net		    9.3	     8.1
Pension asset					    2.1	     1.9
Goodwill					   26.2	    27.1
    Total assets				  $56.4	   $53.8

Liabilities and Parent Company's Investment
Liabilities
Accounts payable				  $ 6.4	   $ 4.3
Accrued liabilities (including income taxes)	    6.7	     6.6
   Current liabilities				   13.1     10.9
Other long-term liabilities			    1.1	      .6
Accrued postretirement benefits other than pensions 3.2	     3.1
   Total liabilities				   17.4	    14.6
Parent Company's Investment			   39.0	    39.2
   Total Liabilities and Parent Company's
      Investment				  $56.4	   $53.8

See notes to financial statements.

4. Statements of Cash Flows for the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995

FUEL SYSTEMS TEXTRON INC.
Statement of Cash Flows
(In millions)

For each of the three years in the period ended
January 3, 1998					1997     1996    1995

Cash flows from operating activities:
Net income				       $ 9.4	 $ 6.2	 $ 4.3
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation		                 1.4	   1.5	   1.6
     Amortization		                  .9	    .9	    .9
     Changes in assets and liabilities:
	Decrease (increase) in receivables	(1.4)	   (.3)	    .7
	Decrease (increase) in inventories	 (.7)	    .8	   1.9
	Decrease (increase) in other current
           assets		                   -	   (.1)	   (.1)
	Decrease (increase) in pension asset	 (.2)	   (.2)	   (.3)
	Increase (decrease) in accounts payable	 2.1	   1.0      .8
	Increase (decrease) in accrued
           liabilities				  .1	   2.2	   (.6)
	Increase (decrease) in other long-term
           liabilities		                  .5	   (.1)	    .1
	Increase (decrease) in accrued
	   postretirement benefits other than
           pensions		 		  .1	    .1	    .1
      Net cash provided by operating activities	12.2	  12.0	   9.4
Cash flows from investing activities:
Capital expenditures				(2.6)	  (2.0)   (1.4)
Other investing activities, net  	           -	    .1	    .1
Net cash (used) by investing activities		(2.6)	  (1.9)   (1.3)
Cash flows from financing activities - change
  in parent company's investment for advances,
  withdrawals and dividends		        (9.6)	 (10.1)	  (8.1)
Net increase (decrease) in cash		           -
Cash at beginning of period			   -	     -	     -
Cash at end of period	                        $  -	 $   -	  $  -


See notes to financial statements.

5.  Notes to Financial Statements

FUEL SYSTEMS TEXTRON INC.
(As Defined, Note 1)
Notes to Financial Statements
(In millions)

1.	Description of Business and Basis of Presentation

The financial statements present the historical financial position, results of operations and cash flows of Fuel Systems Textron Inc.
(Fuel Systems), to the extent primarily related to the business conducted by Fuel Systems.

Fuel Systems business is comprised of one segment, which develops, manufactures, and markets fuel systems components for aircraft and industrial gas turbine engines. Fuel Systems is a U.S. subsidiary of Textron Inc. (Textron) with sales originating from the U.S.

On May 29, 1998, Textron entered into an agreement with Woodward
Governor Company (Woodward) for the sale of Fuel Systems stock.
The sale was effective June 12, 1998.

The accompanying financial statements may not necessarily be indicative of the financial position, results of operations or cash flows of Fuel Systems in the future or what the financial position, results of operations or cash flows would have been had Fuel
Systems been a separate independent company during the periods presented.

2.	Financial Statement Presentation

Summary of Significant Accounting Policies

Significant accounting policies appear as an integral part of the notes to the financial statements to which the policies relate.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these statements and accompanying notes. Consequently, actual results could differ from such estimates.

Revenue Recognition

Revenue is recognized from product sales upon shipment to the customer.

3.	Inventories

Inventories are stated at the lower of last-in, first-out (LIFO) cost or market.

					January 3,	December 28,
(in millions)				   1998	 	     1996

Work in process				$      3.6	$        4.5
Raw materials and small components	       9.0	         7.4
					     $12.6	       $11.9


Had such LIFO inventories been valued at current costs, their carrying values would have been approximately $.4 million higher at each of those respective dates.

4.	Property Plant and Equipment

Property, plant and equipment is stated at cost. Normal maintenance and repairs are charged to expense as incurred. Additions and improvements to provide necessary capacity improve the efficiency of production or to modernize facilities are capitalized. Upon sale or retirement of property, plant or equipment, the cost and accumulated depreciation are eliminated from the accounts and the related gain or loss is included in the statement of income. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various classes of assets (which range from 3 to 40 years).


					January 3,	December 28,
(In millions)				   1998		    1996

At cost:
   Land and buildings			$     5.0	$       5.1
   Machinery and equipment		     17.8	       16.7
					     22.8	       21.8
Less accumulated depreciation		     13.5	       13.7
					$     9.3	$	8.1

5.	Goodwill

During 1986, Textron acquired substantially all of the outstanding shares of Ex-Cell-O Corporation, which included the Fuel Systems business. Goodwill represents the excess of cost over the fair value of net assets acquired that relates to the Fuel Systems business. Goodwill is being amortized using the straight-line method over a 40-year period.

					January 3,     December 28,
(In millions)				   1998		   1996

Goodwill				$     36.4	$      36.4
Less accumulated amortization		      10.2		9.3
					$     26.2	$      27.1

Goodwill is periodically reviewed for impairment by comparing the carrying amount to the estimated future undiscounted cash flows of Fuel Systems. If this review indicates that goodwill is not recoverable, the carrying amount would be reduced to fair value.

6.	Accounts Payable and Other Current Liabilities

Accounts Payable consist of trade payables. Other current liabilities consist of the following:

					January 3,      December 28,
(In millions)				   1998		    1996
Salaries and benefits			$      2.1	$	2.0
Warranty accrual			       1.4      	 .8
Deferred taxes					.5		 .6
Price determination reserves			.9		-
Other					       1.8		3.2
					$      6.7	$	6.6


7.	Concentration of Risk

For the year ended January 3, 1998, Fuel Systems had 3 customers that accounted for approximately 58% of net sales. In 1996, two customers accounting for approximately 63% of net sales. In 1995, three customers accounted for 64% of net sales. Loss of, or significant reduction in purchases by, any such customer could have a material adverse effect on Fuel Systems results.

A financial instrument which potentially exposes Fuel Systems to concentration of credit risk is accounts receivable, as relatively few customers account for a significant portion of Fuel Systems revenues. Fuel Systems regularly monitors the creditworthiness of its customers and believes that it has adequately provided for any exposure to potential credit losses.

8.	Parent Company's Investment

Parent company's investment includes the shareholder's equity of Fuel Systems, representing the original investment by Textron, plus accumulated income and net advances, withdrawals and dividends. Cash receipts are transferred to Textron by daily cash sweeps and Textron makes funds available for operating expenses.

9.	Research and Development

Research and development costs are expensed as incurred and totaled approximately $1.9 million, $1.4 million and $1.4 million in 1997, 1996 and 1995, respectively.

10.	Leases

Fuel Systems leases certain machinery, office equipment and automobiles under operating leases. Rental expense was $.2 million, $.1 million and $.1 million in 1997, 1996 and 1995, respectively. The future minimum lease payments are as follows (in millions):

	1998		$	.3
	1999			.3
	2000			.3
	2001			.2
	2002			.2
			$      1.3


11.	Performance share units and stock options

Textron's 1994 Long-Term Incentive Plan authorizes awards to key employees in two forms: (a) performance share units and (b) options to purchase Textron common stock.

Performance share units and employee stock option grants are accounted for in accordance with APB 25, "Accounting for Stock Issued to Employees." Under APB 25, because the exercise price of employee stock options equals the market price on the date of grant, no compensation expense is recognized for stock option awards. Compensation expense for performance share units is measured based on the value of Textron stock underlying the awards.

Compensation expense under Textron's performance share program for Fuel Systems was approximately $.1 million in 1997 and 1996, and less than $.1 million in 1995. During 1997, 1996 and 1995 certain employees of Fuel Systems were granted stock options under Textron's stock option plans.

Pro forma information regarding net income is required by SFAS 123, "Accounting for Stock-Based Compensation" and has been determined under the fair value method of that Statement. For the purpose of developing the pro forma information, the fair values of options granted after 1995 are estimated at the date of grant using the Black-Scholes option-pricing model. The estimated fair values are amortized to expense over the options' vesting period. Using this methodology, net income would have been reduced by $.2 million in 1997, $.1 million in 1996 and the impact would have been immaterial in 1995. The pro forma effect on net income is not necessarily representative of the effect in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

The assumptions used to estimate the fair value of an option granted in 1997, 1996 and 1995, respectively, are approximately as follows: dividend yield of 2%; expected volatility of 16%; risk-free interest rates of 6%, 6%, and 5%; and weighted average expected lives of 3.5 years. Under these assumptions, the weighted-average fair value of an option to purchase one share granted in 1997, 1996, and 1995, respectively, was approximately $14, $10 and $8.

12.	Employee Benefit Plans

Fuel Systems employees are included in Textron's sponsored defined benefit pension plans. Fuel Systems has accounted for its participation in the Textron plans as a participation in a multi-employer plan. These benefit costs are allocated to Fuel Systems based on eligible employees participating in the plans. This pension asset represents the accumulated pension income allocated to Fuel Systems by Textron. Pension income related to these plans amounted to $.3 million, $.2 million and $.2 million in 1997, 1996 and 1995, respectively. Fuel Systems also has a defined contribution plan, the cost of which was immaterial.

Fuel Systems offers health care and life insurance benefits primarily for certain retired employees. Postretirement benefit costs other than pension-related expenses in 1997, 1996, and 1995 included the components shown in the following table. Fuel Systems' postretirement benefit plans other than pensions are unfunded.


(In millions)				        1997    1996    1995
Service cost - benefits earned during the year $  -	$ -	$ -
Interest cost on accumulated postretirement
  benefit obligation		    		  .2	  .2	  .3
Net amortization				  -	  -	  -
   Postretirement benefit costs		       $  .2	$ .2	$ .3


The following table sets forth the status of these plans at the end of 1997 and 1996:

					January 3,     December 28,
(In millions)				   1998		   1996
Actuarial present value of benefits attributed
  to:
    Retirees				$      2.6     $	2.5
    Fully eligible active plan
       participants		                .1		 .1
    Other active plan participants		.1  		 .1
Accumulated postretirement benefit
  obligation			               2.8		2.7
Unrecognized net actuarial gains		.4		 .4
Postretirement benefit liability recognized on
  the balance sheet			$      3.2     $	3.1

The discount rates used to determine postretirement benefit costs other than pensions and the status of those plans were between 7.25% and 8.25%.

The 1997 health care cost trend rate, which is the weighted average annual assumed rate of increase in the per capita cost of covered benefits, was 6.5% for retirees age 65 and over and 7.5% for retirees under age 65. Both rates are assumed to decrease gradually to 5.5% by 2001 and 2003, respectively, and then remain at that level. Increasing the health care cost trend rates by one percentage point in each year would have increased the accumulated postretirement benefit obligation as of year-end 1997 and the aggregate of the service and interest cost components of postretirement benefit costs for 1997 by immaterial amounts.

13.	Income Taxes

The operations of Fuel Systems are included in the consolidated tax returns of Textron Inc. and its subsidiaries. Fuel Systems has no formal or informal tax sharing agreement with Textron. For purposes of the accompanying financial statements, income taxes are determined on the "separate return" method.

Fuel Systems recognizes deferred income taxes for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when amounts are likely to be realized or settled.

Income tax expense is summarized as follows:


(In millions)				1997     1996     1995

Current:
  Federal			      $  5.5   $  4.7	$  2.9
  State					  .7  	   .7	    .6
Deferred (Benefit):
  Federal				  .1	  (.9)	   (.1)
  Income tax expense	              $	 6.3   $  4.5	$  3.4


Reconciliation of effective tax rate to federal statutory income tax rate:


					1997       1996      1995
Federal statutory income tax rate	35.0%	   35.0%     35.0%
State income taxes			 2.9%	    3.9%      5.0%
Amortization of goodwill		 2.0%	    3.0%      4.2%
Nondeductible expenses			 0.2%       0.2%      0.2%
Effective income tax rate		40.1%	   42.1%     44.4%

Components of deferred tax assets (liabilities) were as follows:


(In millions)				1997	   1996      1995

Obligation for postretirement benefits other
  than pensions			      $  1.0	 $  1.1	   $  1.1
Inventory				(1.7)	   (1.8)     (1.9)
Insurance				  .1	     .1        .1
Fixed assets				 (.5)	    (.4)      (.5)
Deferred compensation			  .3	     .2	       .4
Other, principally timing of other
  expense deductions			 (.1)	     -	      (.9)
				      $	 (.9)	 $  (.8)   $ (1.7)


14.	Related Party Transactions

The statement of income includes the costs of certain administrative and other services provided by Textron and allocated to Fuel Systems. These services include executive operations management, legal, environmental, benefits administration and audit. The charge to Fuel Systems for corporate administration was $.5 million, $.3 million and $.1 million in 1997, 1996 and 1995, respectively.

Various insurance coverages are provided to Fuel Systems through Textron's consolidated programs. Health care, auto, property, product liability, workers compensation and other insurance costs incurred by Textron are charged to Fuel Systems based on specific direct costs, as applicable, and various allocation methods depending on the nature of the expense and Textron's overall cost. The charge to Fuel Systems for insurance coverages was $1.2 million, $1.1 million and $1.0 million in 1997, 1996 and 1995, respectively.

Certain costs, including interest expense, allocated to Fuel Systems by Textron for tax purposes, are not included in these statements, as they did not relate primarily to the business conducted by Fuel Systems.
Costs that have been allocated are on a basis which management believes is reasonable.

15.	Contingencies

Fuel Systems is involved in several legal matters, which are considered normal to its business. Fuel Systems also has various contracts with the government, which are subject to audit. On the basis of information presently available, Fuel Systems believes that any liability for these suits and proceedings would not have a material effect on Fuel Systems net income or financial condition.

6. Unaudited Balance Sheet as of April 4, 1998 and Statement of Income and Changes in Parent Company's Investment and Statement of Cash Flows for the interim three month periods ended April 4, 1998 and March 29, 1997


FUEL SYSTEMS TEXTRON INC.
Statement of Income
and Changes in Parent Company's Investment (unaudited)
(Dollars in millions)

				 		April 4,    March 29,
For the three month periods ended		  1998	      1997
Total revenues					$   23.7    $	 17.7
Costs and expenses
Cost of sales					    17.7	 13.4
Selling and administrative			     1.2	   .9
Goodwill amortization				      .2	   .2
    Total costs and expenses			    19.1	 14.5
Income before income taxes			     4.6	  3.2
Income taxes					     1.8	  1.3
Net income					     2.8	  1.9
Parent Company's investment, beginning of period    39.0	 39.2
Advances, withdrawals and dividends, net	      .6	  1.1
  Parent Company's investment, end of period	$   42.4    $	 42.2

See notes to financial statements.

FUEL SYSTEMS TEXTRON INC.
Balance Sheet (unaudited)
(Dollars in millions)
							April 4,
							  1998
Assets
Cash							$      -
Receivables - net					       8.7
Inventories						      13.4
Other current assets					        .3
   Current assets					      22.4
Property, plant, and equipment - net			      10.1
Pension asset						       2.1
Goodwill					              26.0
Total assets						$     60.6
Liabilities and Parent Company's Investment
Liabilities
Accounts payable					$      6.8
Accrued liabilities (including income taxes)		       6.9
   Current liabilities					      13.7
Other long-term liabilities				       1.3
Accrued postretirement benefits other than pensions	       3.2
   Total liabilities					      18.2
Parent Company's Investment				      42.4
Total Liabilities and Parent Company's Investment	$     60.6

See notes to financial statements.

FUEL SYSTEMS TEXTRON INC.
Statement of Cash Flows (Unaudited)
(In millions)


						April 4,    March 29,
For the three month periods ended		  1998 	      1997

Cash flows from operating activities:
Net income					$    2.8    $	  1.9
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation				      .4	   .4
     Amortization				      .2	   .2
     Changes in assets and liabilities:
	Decrease (increase) in receivables          (2.7) 	 (3.5)
	Decrease (increase) in inventories	     (.8)	  (.9)
	Decrease (increase) in other current assets  (.1)	   -
	Decrease (increase) in pension asset	      - 	   -
	Increase (decrease) in accounts payable	      .4	   .7
	Increase (decrease) in accrued liabilities    .2	  (.1)
	Increase (decrease) in other long-term
	  liabilities				      .2	   .3
	Increase (decrease) in accrued postretirement
          benefits other than pensions		      -		   -
	Net cash provided (used) by operating
	  activities				      .6	 (1.0)
Cash flows from investing activities:
Capital expenditures				    (1.2)	  (.1)
Net cash (used) by investing activities		    (1.2)  	  (.1)
Cash flows from financing activities - change in
  parent company's investment for advances,
  withdrawals and dividends			      .6	  1.1
Net increase (decrease) in cash			      -		   -
Cash at beginning of period			      -		   -
Cash at end of period				 $    -	      $	   -

See notes to financial statements.

FUEL SYSTEMS TEXTRON INC.
Notes to Financial Statements (unaudited)

1.	Basis of Presentation
The financial statements should be read in conjunction with the Fuel Systems Textron Inc. (Fuel Systems) historical financial statements for the year ended January 3, 1998. The financial statements reflect all adjustments, which in the opinion of management, are necessary for a fair presentation of Fuel Systems financial position at April 4, 1998 and March 29, 1997 and its results of operations and cash flows for the three-month periods ended April 4, 1998 and March 29, 1997.

The accompanying financial statements may not necessarily be indicative of the financial position, results of operations or cash flows of Fuel Systems for the full year or what the financial position, results of operations or cash flows would have been had Fuel Systems been a separate independent company during the periods presented.

2.	Contingencies

Fuel Systems is involved in several legal matters, which are considered normal to its business. Fuel Systems also has various contracts with the government, which are subject to audit. On the basis of information presently available, Fuel Systems believes that any liability for these suits and proceedings would not have a material effect on Fuel Systems net income or financial condition.

Item 7(b) 	PRO FORMA FINANCIAL INFORMATION

1.  Pro forma Financial Information - Introduction

The accompanying unaudited pro forma condensed financial statements (pro forma statements) illustrate the effect of the acquisition of Fuel Systems Textron Inc. (Fuel Systems) on financial position and results of operations of Woodward Governor Company (Woodward) . The unaudited pro forma condensed balance sheet as of March 31, 1998 is based upon the unaudited historical balance sheets of Woodward as of March 31, 1998 and of Fuel Systems as of April 4, 1998 and assumes the acquisition took place on March 31, 1998. The unaudited pro forma condensed statement of earnings for the fiscal year ended September 30, 1997 is based on the audited historical statements of earnings of Woodward for the fiscal year ended September 30, 1997 and of Fuel Systems for the fiscal year ended January 3, 1998 and has been prepared assuming the acquisition took place October 1, 1996. The unaudited pro forma condensed statement of earnings for the interim six month period ended March 31, 1998 is based on the unaudited historical statements of earnings of Woodward for the interim six month period ended March 31, 1998 and of Fuel Systems for the interim six-month period ended April 4, 1998 and has been prepared assuming the
acquisition took place October 1, 1996.   The unaudited pro forma
condensed financial statements do not purport to be indicative of the results of operations or financial position of Woodward that would have actually occurred had the acquisition been completed on October 1, 1996, or which may occur in the future.

The acquisition will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of Fuel Systems based upon their respective fair values as of the effective time of the acquisition based on valuations and other studies which are not yet complete. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma statements based on available information and is subject to change. The actual allocation of purchase price and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein. The pro forma adjustments are described in the accompanying notes and represent Woodward's preliminary determination of purchase accounting adjustments based upon available information and certain assumptions that Woodward believes are reasonable. The accompanying unaudited pro forma statements should be read in connection with the separate historical financial statements and notes thereto of Woodward and Fuel Systems.

The accompanying unaudited pro forma condensed financial statements exclude the May 1998 acquisition of Baker Electrical Products, Inc. as this acquisition did not meet the criteria for preparation of pro forma information.

2.  Unaudited Pro Forma Condensed Balance Sheet as of March 31, 1998


Woodward Governor company
Unaudited Pro Forma Condensed Balance Sheet
As of March 31, 1998

[CAPTION]
			Woodward     Fuel
			Governor    Systems       Pro Forma
(in 000's)	        Company   Textron Inc.   Adjustments   Total

[S]                    [C]        [C]            [C]         [C]
ASSETS:
Cash and cash equiv.   $   7,727  $       -	 $    -      $  7,727
Accounts receivable       81,454        8,700         -        90,154
Inventories		  89,177       13,400         404 (a) 102,981
Deferred income taxes     19,651          -           -        19,651
Other current assets         -            300         -           300
Total current assets     198,009       22,400         404     220,813

Property, plant and
   equipment, net	 106,995       10,100	    6,587 (a) 123,682
Intangibles and other
   assets		   8,688       28,100	  (26,000)(a) 165,297
 						  151,009 (a)
						    2,500 (a)
						    1,000 (h)
Deferred income taxes     18,490	  -	      -	       18,490
Total assets		$332,182   $   60,600    $135,500    $528,282

LIABILITIES:
Short-term borrowings   $ 10,295   $      -      $ 63,500 (b)$ 87,295
						   13,500 (c)
Current portion of
  long-term debt	   4,979	  -	      -		4,979
Accounts payable and
  accrued expenses        52,466        13,700        900 (d)  67,066
Taxes on income            7,753           -	      -         7,753
Total current liabilities 75,493        13,700     77,900     167,093

Long-term debt		  17,679           -      100,000 (b) 117,679
Other liabilities         34,901         4,500        -        39,401
Commitments and
  contingencies              -             -          - 	  -
			 128,073        18,200    177,900     324,173

Shareholders' equity:
Preferred stock		     -		   -	      -           -
Common stock		     106           -          -           106
Additional paid in
  capital                 13,297	   -          -        13,297
Unearned ESOP compen-
  sation		 (12,176)          -          -       (12,176)
Currency translation
  adjustment		   7,599           -          -         7,599
Retained earnings        215,356           -          -       215,356
Parent Company's
  investment                 -          42,400    (42,400)(m)     -
			 224,182        42,400    (42,400)    224,182
Less treasury stock,
  at cost                 20,073           -          -        20,073
			 204,109        42,400    (42,400)    204,109
Total liabilities and
  shareholders' equity  $332,182    $   60,600   $135,500    $528,282

See notes to unaudited pro forma condensed financial statements.

3. Unaudited Pro Forma Condensed Statements of Earnings for fiscal year ended September 30, 1997 and the six month interim period ended March 31, 1998

Woodward Governor company
Unaudited Pro Forma Condensed Statement of Earnings for the fiscal year ended September 30, 1997

			 Woodward      Fuel
(in 000's except for    Governor    Systems       Pro Forma
per share amounts)	 Company   Textron, Inc.  Adjustments   Total

Net billings for products
  and services		$ 442,216   $    82,100   $     -    $ 524,316
Costs and expenses:
  Cost of goods sold      325,837        61,400         184 (e)387,825
							404 (k)
  Sales, service and
    administrative         72,295         4,100         -       76,395
  Other:
    Interest expense        2,382           -           200 (h) 14,087
						     11,505 (i)
    Interest income          (780)          -           -         (780)
    Other expense, net      2,794           900       5,034 (f)  8,328
		 					500 (g)
						       (900)(l)
Total costs and expenses  402,528        66,400      16,927    485,855

Earnings before income
  taxes and equity in loss of
  unconsolidated affiliate 39,688 	 15,700	    (16,927)    38,461
Income taxes		   15,339	  6,300	     (7,131)(j)	14,508
Earnings before equity in
  loss of unconsolidated
  affiliate		   24,349	  9,400	     (9,796)    23,953
Equity in loss of
  unconsolidated affilate,
  net of tax                6,209           -           -        6,209
Net earnings              $18,140       $ 9,400     $(9,796)  $ 17,744

Basic earnings per share    $1.58  				 $1.55
Average number of basic
  shares outstanding	   11,482				11,482

Diluted earnings per share  $1.57				 $1.54
Average number of diluted
  shares outstanding	   11,525				11,525


See notes to unaudited pro forma condensed financial statements


Woodward Governor Company
Unaudited Pro Forma Condensed Staement of Earnings for the six month period ended March 31, 1998


			 Woodward    Fuel
(in 000's except for	 Governor   Systems	 Pro Forma
per share amounts)	 Company  Textron Inc.  Adjustments    Total

Net billings for products
  and services		$ 211,300   $  47,000	  $    -      $258,300
Costs and expenses:
  Cost of goods sold	  154,622      35,800           92 (e) 190,514
  Sales, service and
    administrative	   38,131       2,500          -        40,631
  Other expense:
    Interest expense          785         -            100 (h)   6,638
						     5,753 (i)
    Interest income          (424)        -            -          (424)
    Other expense, net      2,015         400        2,517 (f)   4,782
						       250 (g)
						      (400)(l)
Total costs and expenses  195,129      38,700	     8,312     242,141

Earnings before income taxes
  and equity in loss of
  unconsolidated affiliate 16,171       8,300       (8,312)	16,159
Income taxes		    6,449	3,300	    (3,485)(j)   6,264
Earnings before equity in
  loss of unconsolidated
  affiliate		    9,722       5,000       (4,827)      9,895
Equity in loss of uncon-
  solidated affilate, net
  of tax		    1,849	  -	       -         1,849
Net earnings		  $ 7,873     $	5,000	  $ (4,827)    $ 8,046

Basic earnings per share    $0.69				 $0.71
Average number of basic
  shares outstanding       11,381				11,381

Diluted earnings per share   $0.69				 $0.70
Average number of diluted
  shares outstanding	    11,427				11,427

(/TABLE>
See notes to unaudited pro forma condensed financial statements


4.  Notes to Unaudited Pro Forma Financial Information

(a) The estimated purchase price and preliminary adjustments to historical book value of Fuel Systems as a result of the acquisition are as follows (dollars in thousands):



Purchase price						$160,000
Estimated purchase price adjustment payable for
  Section 338(h)(10) election				  13,500
Acquisition fees and expenses				   2,500
Total purchase price					 176,000
Book value of net assets acquired			  42,400
Purchase price in excess of net assets acquired		$133,600

Preliminary allocation of purchase price in excess of
  book value of net assets acquired:
Increase in inventory to estimated fair value		$    404
Increase in property, plant and equipment to estimated
  fair value						   6,587
Intangibles and other assets:
  Eliminate existing unamortized goodwill recorded
    at Fuel Systems Textron, Inc.			 (26,000)
  Record excess of purchase price over fair value of
    tangible net assets acquired			 151,009
  Capitalized acquisition costs				   2,500
Increase in current liabilities for estimated
  exit costs						    (900)
							$133,600


(b) Reflects the estimated sources and uses of funds for the acquisition as follow, assuming the acquisition occurred as of March 31, 1998 (dollars in thousands):

Sources of funds:
Term loan facility					$100,000
Revolving line of credit facility		 	  63,500
Additional estimated borrowing on revolving line
  of credit 						  13,500
							$177,000

Use of funds:
Cash consideration for Fuel Systems Textron Inc.	$160,000
Section 338(h)(10) purchase price adjustment payable	  13,500
Loan origination fees and expenses (capitalized debt
  issue costs)					 	   1,000
Acquisition fees and expenses (capitalized
  acquisition costs)					   2,500
							$177,000


(c) In accordance with the acquisition agreement, Woodward has the option under Internal Revenue Code (IRC) Section 338(h)(10) to treat the transaction as an asset purchase for tax purposes. As per the agreement, Woodward must notify Textron Inc. of this election by September 1, 1998 and will be required to make an additional payment to Textron, not to exceed $13,500,000, as compensation for the additional tax liability Textron would recognize under this election. Woodward expects to elect Section 338(h)(10) treatment, as the estimated future tax benefits outweigh the maximum required payment to Textron. The estimated additional purchase price of $13,500,000 has been recorded in the excess of purchase price over the fair value of tangible net assets acquired and is assumed to be funded by additional borrowings on the revolving line of credit.

(d) Woodward adopted a plan to consolidate the manufacturing operations of Fuel Systems' Harvard, Illinois facility into that of its Rockford, Illinois facility. Estimated costs to exit this operation of $900,000 (principally severance compensation) have been recorded in purchase accounting.

(e) Fuel Systems historically depreciated the $26,800,000 of historical cost of its property, plant and equipment appearing on the March 31, 1998 balance sheet over lives ranging from 3 to 40 years resulting in $1,400,000 of annual depreciation, accumulated depreciation of $16,700,000 and a net book value of $10,100,000. Upon consummation of the Fuel Systems acquisition, the fair value of property, plant and equipment acquired is currently estimated to be approximately $16,687,000. This amount is being depreciated over 25 years for buildings and 10 years for equipment, consistent with Woodward's depreciation policy and estimate of the remaining economic life of the assets ($1,584,000 of annual depreciation expense). The estimated pro forma depreciation adjustment is $184,000 per year ($1,584,000 less $1,400,000) or $92,000 for six months.

(f) Intangible assets for goodwill, customer relationships, process technology, assembled workforce and patents are currently being amortized over an estimated weighted average life of 30 years. For pro forma purposes, this results in an estimated pro forma intangible amortization of $5,034,000 per year ($151,009,000/30 years) or $2,517,000 for six months. The allocation to specific intangible assets is preliminary.

(g) Capitalized acquisition costs, including professional fees for legal, accounting and investment banking, will be amortized over a 5 year life. Estimated pro forma amortization is $500,000 per year
($2,500,000/5 years) or $250,000 for six months.

(h) Debt issue costs, including loan underwriting fees and associated costs, are being amortized over a 5 year life. Estimated pro forma amortization is $200,000 per year ($1,000,000/5 years) or $100,000 for six months.

(i) The transaction was financed by a $100,000,000 term loan and a revolving line of credit facility up to a maximum amount of $150,000,000. Interest rates for borrowings under the revolving line of credit vary with the LIBOR rate, money market rate or the prime rate
The revolving line of credit carries a facility fee of 0.25%.

This adjustment reflects additional interest expense assuming the Fuel Systems acquisition and associated borrowing occurred on October 1, 1996. Interest expense for acquisition related borrowing under the term loan is $6,500,000 per year ($100,000,000 @ 6.5%) or $3,250,000 for six months. Interest expense for acquisition related borrowing under the revolving line of credit is $5,005,000 per year ($77,000,000 @ 6.5%) or $2,503,000 for six months. Total annual interest expense for acquisition related borrowing is $11,505,000 per year or $5,753,000 for six months.

(j) Reflects income tax effects of the pro forma adjustments assuming an effective statutory income tax rate of 40%, except with respect to the pro forma adjustment indicated in note (l) which has no tax effect as it related to non-deductible goodwill amortization. This also assumes the 338(h)(10) election is made.

(k) Reflects additional cost of sales resulting from the write up of inventory to fair value.

(l) Reflects elimination of amortization of goodwill related to the Textron Inc. acquisition of Fuel Systems. Unamortized goodwill from this transaction is eliminated from the balance sheet in pro forma note (a).

(m)  Reflects elimination of Fuel Systems Parent Company's investment.

The amounts recorded relating to the acquisitions are currently subject to adjustment as Woodward has not yet completed the final allocation of the purchase price.

The unaudited pro forma condensed financial statements do not reflect any future benefits associated with integrating Fuel Systems with Woodward.

Item 7(c) Exhibits

1.  Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Woodward Governor Company and Subsidiaries on Form S-8 (File No. 333-104-09) of our report dated August 14, 1998, on our audits of the financial statements of Fuel Systems Textron Inc. as of January 3, 1998 and December 28, 1996, and for each of the three years in the period ended January 3, 1998, which report is included in this Form 8-K/A.


PricewaterhouseCoopers LLP
Chicago, Illinois
August 28, 1998